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                                                                    EXHIBIT 10.6

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT
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         This Amendment to Employment Agreement is hereby entered into by and between Opticon Medical, Inc., an Iowa corporation (the "Company") and John LaMarche, an individual resident of the State of Iowa (the "Executive") as of the 12th day of February, 1998.

         Whereas, the Company and Executive are parties to an Employment Agreement, dated as of September 9, 1997, by and between the Company and the Executive (the "Employment Agreement"), which the parties now desire to amend;

         Whereas, pursuant to Section 4.01 of the Employment Agreement, the Company is obligated to pay Executive an annual base salary of $100,000;

         Whereas, in light of the Company's limited financial resources, the Executive has agreed to accept a temporary reduction in his base salary, which amount shall be deferred for payment and shall accrue interest thereon; and

         Whereas, Executive and the Company desire to amend the Employment Agreement to provide for the accrual of interest on the amount of Executive's deferred base salary and for the conversion of the amount of deferred salary payments and interest thereon into equity in the Company;

         NOW THEREFORE, in consideration of the mutual promises contained herein, Company and the Executive agree to amend the Employment Agreement as follows:

         1. The Employment Agreement is hereby amended by the addition of the following as Section 4.05:

                  4.05 CONVERSION OF ACCRUED SALARY AND INTEREST. Executive and the Company agree that beginning with the pay period beginning January 1, 1998 and ending upon the earlier of (a) January 31, 1999 or (b) the Company's sale during calendar year 1998 of at least $2,000,000 aggregate of its Common Stock, Convertible Preferred Stock, Series A, or a new series of preferred stock established by the Company (the "1998 Offering"), the Company will defer payment of twenty-seven percent (27%) of Executive's base salary due to him pursuant to Section 4.01 of the Employment Agreement, which deferred amount shall be accrued and shall bear interest at the annual rate of ten percent (10%) from the respective deferral date of such salary payment until January 31, 1999, the date all deferred salary payments and all accrued interest thereon shall be due and payable. Notwithstanding the foregoing, upon the Company's sale of at least $2,000,000 aggregate of its stock in the



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                  1998 Offering, the aggregate amount of deferred salary
                  payments and accrued interest to date thereon shall be converted into Common Stock of the Company. The deferred salary amount and accrued interest shall be converted into the number of shares of the Company's Common Stock equal to the deferred salary amount and accrued interest being converted, less the amount required to be withheld by the Company for federal and state taxes, divided by the lesser of (i) the per share price paid for the securities in the 1998 Offering or
                  (ii) $1.50 (the "Conversion Price"); provided, however if the 1998 Offering is an offering of the Company's Convertible Preferred Stock, Series A, or a new series of preferred stock established by the Company and the per share price paid in such offering is $1.50 or less, then the deferred salary amount and accrued interest thereon, less the amount required to be withheld by the Company for federal and state taxes, shall be converted into the preferred stock offered in the 1998 Offering in lieu of the Company's Common Stock. In addition, concurrently with the conversion of the deferred salary amount and accrued interest into stock of the Company, the Company shall issue a warrant to Executive exercisable for ten (10) years from the date of issue for that number of shares of Common Stock of the Company equal to the number of shares of Company stock, either common or preferred, into which the deferred salary amount and accrued interest is converted pursuant to this section. The exercise price for the warrant shares shall be equal to the Conversion Price. The warrant shall be in substantially the same form as the Series 1998 Warrants to be issued by the Company pursuant to the terms of the Series 1998 Convertible Debentures issued by the Company, which form is attached hereto as an exhibit.

         2. All other provisions of the Employment Agreement shall remain in full force and effect and shall not be modified by this Amendment.



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         IN WITNESS WHEREOF, the Executive and the Company have executed this
Amendment as of the date first written above.

                                             OPTICON MEDICAL INC.

                                             By  /s/ Walter L. Sembrowich
                                                 -------------------------------
                                                 Walter L. Sembrowich,
                                                 Chairman of the Board


                                             JOHN LAMARCHE

                                             /s/ John LaMarche
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